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                                                                    Exhibit 23.5


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-88164 of Nortel Networks Corporation (the "Corporation") and Nortel Networks Limited on Form S-3, of our report on the consolidated financial statements (prepared in accordance with Canadian generally accepted accounting principles) of the Corporation dated February 1, 2002 appearing in the Corporation's Current Report on Form 8-K dated May 13, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Chartered Accountants


Toronto, Canada
May 29,2002